Exhibit 99.2

March 19, 2006

Audit Committee Chairman
Mr. William C. Whitehead
Neutronics, Inc.
456 Creamery Way
Exton, PA 19341

Dear Sir:

The purpose of this letter is to document that on March 17, 2006, we notified the management of WPCS International Incorporated that they should take action to prevent future reliance on our previously issued report on our audit of the consolidated financial statements of the Company for the year ended April 30, 2005 and on our interim reviews of the Company’s condensed consolidated financial statements for the quarters ended January 31, 2005, July 31, 2005 and October 31, 2005.

Such consolidated financial statements, as originally issued, do not reflect the proper accounting for the private placement of certain equity securities that occurred on November 16, 2004, as described therein, and accordingly, should no longer be relied upon.

Yours truly,

/s/ J.H. Cohn LLP J.H. Cohn LLP